AbbVie Inc.
Guidance Including the Impact of Acquired IPR&D and Milestones Expense Incurred During the Second Quarter of 2022
(Unaudited) (In millions, except per share data)

	Quarter Ended June 30, 2022			Full-Year Ended December 31, 2022
	Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range		Acquired IPR&D and Milestones Expense	Adjusted Diluted EPS Range
		Low	High		Low	High
Previously announced guidance excluding Q2 2022 acquired IPR&D and milestones expense	$—	$3.38	$3.42	$145	$13.92	$14.12
Q2 2022 acquired IPR&D and milestones expense	269	(0.14)	(0.14)	269	(0.14)	(0.14)
Guidance including Q2 2022 acquired IPR&D and milestones expense[a]	$269	$3.24	$3.28	$414	$13.78	$13.98

a    The Company's 2022 adjusted diluted EPS guidance excludes any impact from acquired IPR&D and milestones expense that may be incurred beyond the second quarter of 2022, as both cannot be reliably forecasted.

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